UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2015
Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)
Registrant's telephone number, including area code:  (989) 839-5350
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 31, 2015, Chemical Financial Corporation ("Chemical") completed its previously announced acquisition (the "Acquisition") of Lake Michigan Financial Corporation ("Lake Michigan") pursuant to an Agreement and Plan of Merger dated January 5, 2015 (the "Plan of Merger"). The Plan of Merger is filed as Exhibit 2.1 to this report and is here incorporated by reference.
As a result of the Acquisition, Lake Michigan was merged with and into Chemical, with Chemical as the surviving corporation, and Chemical acquired Lake Michigan's subsidiary banks, The Bank of Holland and The Bank of Northern Michigan. Chemical intends to consolidate The Bank of Holland and The Bank of Northern Michigan with and into Chemical Bank during the fourth quarter of 2015, with Chemical Bank as the surviving institution. Each former Lake Michigan shareholder is entitled to receive $16.64 in cash and 1.326 shares of Chemical common stock for each share of Lake Michigan common stock owned by such shareholder. As a result of the Acquisition, Chemical will deliver approximately 4.32 million shares of Chemical common stock and approximately $54.5 million in cash to former Lake Michigan shareholders.
Before completion of the Acquisition, there were no material relationships among Chemical or any of its affiliates, directors or officers or any associate of such directors or officers, and Lake Michigan or any of its affiliates, except those provided for in the Plan of Merger.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2015, Richard M. Lievense was appointed to the Board of Directors of Chemical effective June 1, 2015. Mr. Lievense was appointed to the Board of Directors pursuant to the Plan of Merger. Mr. Lievense is a former director and former Chairman of Lake Michigan.

Item 7.01	Regulation FD Disclosure.

On June 1, 2015, Chemical issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference.
The information disclosed under this Item 7.01 and Exhibit 99.1 are furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

2.1
Agreement and Plan of Merger, dated January 5, 2015. Previously filed as Exhibit 2.1 to Chemical's Current Report on Form 8-K dated January 5, 2015, filed with the SEC on January 6, 2015. Here incorporated by reference.

99.1	Press Release dated June 1, 2015. This Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 1, 2015	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

2.1
Agreement and Plan of Merger, dated January 5, 2015. Previously filed as Exhibit 2.1 to Chemical's Current Report on Form 8-K dated January 5, 2015, filed with the SEC on January 6, 2015. Here incorporated by reference.

99.1	Press Release dated June 1, 2015. This Exhibit is furnished to, and not filed with, the Commission.

4